UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2013

MORGAN'S FOODS, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-08395	34-0562210
(State or other jurisdiction of	(Commission	IRS Employer
incorporation or organization)	File Number)	Identification Number)

4829 Galaxy Parkway, Suite S, Cleveland, OH 44128

(Address of principal executive officers) (Zip Code)

Registrant’s telephone number, including area code: (216) 359-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Item 1.02     Termination of a Material Definitive Agreement.

On August 22, 2013 the Company entered into on a loan agreement, comprising two loan facilities, with The Huntington National Bank, a national banking association (“Huntington”). The Loan Agreement contains two new loan facilities that, in addition to funding the remodel reserve, pay off the Company’s outstanding loan balance of $6,104,351, which carried an interest rate of 9.0%, with its current lender, Fortress Credit Corp. (“Fortress”), and a prepayment penalty of 1.0% of the balance.

The Loan Agreement contains two facilities consisting of a term loan and a time loan in the total amount of $8,930,000.

The Term Note consists of $7,930,000 three year term loan with an interest rate which has been fixed at the rate of 5.44% through the use of a derivative interest rate swap also entered into with Huntington. Principal and interest on the Term Note are payable in substantially equal monthly payments based on an eight year amortization with a balloon payment of the then remaining principal balance due and payable at the end of the three year term.

The Time Note consists of $1,000,000 having an 18 month term, no scheduled principal payments and a floating interest rate at 30 day LIBOR plus 4.25%. Principal payments on the Time Note are expected to be made with the proceeds of the sales by the Company of excess real estate of closed restaurants. The balance, if any, at the end of the 18 month term will become due and payable.

The Loan Agreement requires the maintenance of a cash reserve for remodel requirements of $2.5 million, reducing to $1.0 million after 18 months. It also require the Company to maintain a fixed charge coverage ratio of at least 1.15:1.00 through May 30, 2015 and thereafter at least 1.20:1.00 and cash adjusted leverage of 5.25 or less.

The Loan Agreement also requires the Company to enter into customary security agreements and subsidiary guarantees, including mortgages on various of the Company’s real estate interests.

As previously disclosed the Company entered into a credit agreement with Fortress on December 9, 2011 which involved a term loan in the amount of $8,250,000. That loan had a balance of $6,104,351 at August 22, 2013, which together with accrued interest and a prepayment penalty of 1.0%, was paid in full with the proceeds of the Huntington Loan Agreement (discussed above). Accordingly, the Fortress loan documents, cash control agreements and other related agreements have been terminated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Morgan’s Foods, Inc.

Dated: August 22, 2013	By:	/s/ Kenneth L. Hignett
Kenneth L. Hignett Executive Vice President, Chief Financial Officer & Secretary